As filed with the Securities and Exchange Commission on July 19, 2005
                                                     Registration No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        14301 North 87th Street, Suite 216                88-0482413
(State or other jurisdiction of                  Scottsdale, AZ 85260                    (I.R.S. Employer
Incorporation or organization)                 Telephone (480) 607-7093                 Identification No.)
                                               Facsimile (480) 607-7193
                                       (Address of principal executive offices)

                         -------------------------------

                            2005 Stock Incentive Plan
                            (Full title of the Plans)

                         -------------------------------

              Steve Antol                                 Copies to:
        Chief Financial Officer                     William M. Mower, Esq.
   El Capitan Precious Metals, Inc.                   Ranga Nutakki, Esq.
  14301 North 87th Street, Suite 216          Maslon Edelman Borman & Brand, LLP
         Scottsdale, AZ 85260                  90 South 7th Street, Suite 3300
       Telephone (480) 607-7093                  Minneapolis, Minnesota 55402
(Name and address of agent for service)           Telephone: (612) 672-8200
           Facsimile: (612) 642-8358

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                Proposed Maximum        Proposed
                                                  Amount to be          Maximum
                  Title of                       Registered (1)      Offering Price         Aggregate             Amount of
         Securities to be Registered                                 Per Share (2)        Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,  par  value $.001 per share           5,000,000              $0.54            $2,700,000             $317.79
------------------------------------------------------------------------------------------------------------------------------

(1) There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend, combination or other change in the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act based upon average of high and low prices of the Registrant's common stock on the OTC Bulletin Board on July 15, 2005.

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

                                     PART I

      As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

      1. Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 (filed on January 24, 2005);

      2. Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2004 (filed on February 14, 2005) and March 31, 2005 (filed on May 16, 2005);

      3. Current Reports on Form 8-K filed October 28, 2004, November 10, 2004 and March 1, 2005 (as amended on Form 8-K/A filed on March 4,
            2005); and

      4. The description of capital stock as set forth in the section entitled "Description of the Securities" on Form SB-2, as amended filed on July 19, 2001.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

      To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     Exhibit     Description
     -------     -----------
       4.1       Registrant's 2005 Stock Incentive Plan.
       5.1       Opinion of Maslon Edelman Borman & Brand, LLP.
      23.1       Consent of Hein & Associates LLP
      23.2       Consent of GHP Horwath, P.C.
      23.3       Consent of Maslon Edelman Borman & Brand, LLP (included
                 in Exhibit 5.1).
      24.1       Power of Attorney (included on signature page hereof).

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes to, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on the 18th day of July, 2005.

                                       EL CAPITAN PRECIOUS METALS, INC.

                                       By: /s/ Charles C. Mottley
                                           ------------------------------------
                                           Charles C. Mottley
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Charles Mottley as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 18th day of July, 2005, by the following persons in the capacities indicated.

                Name                                        Title
     /s/ Charles C. Mottley                     President and Chief Executive
-----------------------------------------       Officer (Principal Executive
         Charles C. Mottley                     Officer)

     /s/ Steve Antol                            Chief Financial Officer
-----------------------------------------       (Principal Financial and
         Steve Antol                            Accounting Officer)

     /s/ James G. Ricketts                      Director and Secretary
-----------------------------------------
         James G. Ricketts

     /s/ L. Ronald Perkins                      Director
-----------------------------------------
         L. Ronald Perkins

     /s/ John M. Black                          Director
-----------------------------------------
         John M. Black

     /s/ R. William Wilson                      Director
-----------------------------------------
         R. William Wilson

     /s/ W. Pierce Carson                       Director
-----------------------------------------
         W. Pierce Carson

                                INDEX TO EXHIBITS

     Exhibit            Description
     -------            -----------
       4.1              Registrant's 2005 Stock Incentive Plan.
       5.1              Opinion of Maslon Edelman Borman & Brand, LLP.
      23.1              Consent of Hein & Associates LLP
      23.2              Consent of GHP Horwath, P.C.